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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-239498

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	2,415,000(2)	$84.50	$204,067,500	$26,487.97(3)

(1)
The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities distributed hereby, the information set forth in the Calculation of Registration Fee Table included in the Registration Statement on Form S-3 (No. 333-239498) filed by the registrant on June 26, 2020.

(2)
Includes shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of common stock.

(3)
Calculated in accordance with Rule 457(o) and (r) under the Securities Act of 1933, as amended (the "Securities Act").

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 26, 2020)

2,100,000 Shares

Common Stock

              This is an offering by Overstock.com, Inc. of 2,100,000 shares of common stock, par value $0.0001 per share. Our shares of common stock are listed on the Nasdaq Global Market under the symbol "OSTK". The closing price of our common stock on the Nasdaq Global Market on August 11, 2020 was $92.00 per share.

              Investing in our common stock involves a high degree of risk. You should carefully consider the information under the heading "Risk Factors" beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before buying our common stock.

	Per Share	Total
Public Offering Price	$84.50000	$177,450,000
Underwriting Discounts and Commissions	$4.43625	$9,316,125
Proceeds to OSTK (before expenses)	$80.06375	$168,133,875

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

              We have granted the underwriters an option to purchase from us within 30 days after the date of this prospectus supplement set forth below up to an additional 315,000 shares of our common stock at the public offering price less the underwriting discount.

              The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about August 14, 2020.

BofA Securities	Credit Suisse

Piper Sandler	Needham & Company	D.A. Davidson & Co.	Wedbush Securities

The date of this prospectus supplement is August 11, 2020

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the common stock we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering. If there is any inconsistency between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or information incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement, which supersedes any such inconsistent information in the accompanying prospectus and the documents incorporated therein. You should read carefully this prospectus supplement, the accompanying prospectus, and the additional information described below and in the accompanying prospectus under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

              This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of our common stock, you should refer to the registration statement, including its exhibits.

              We have provided you only the information contained in this prospectus supplement, the accompanying prospectus, and the documents we have incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. We do not take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction in which it is unlawful to make such an offering or solicitation.

              You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any document incorporated by reference in either of them is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus supplement or the time of any sale or distribution of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

              As used in this prospectus supplement, "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation, and do not include its consolidated subsidiaries.

S-ii

 FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the information incorporated by reference in this prospectus supplement and in the accompanying prospectus contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement and the documents incorporated by reference herein and in the accompanying prospectus and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" beginning on page S-3 of this prospectus supplement.

              This prospectus supplement and the information incorporated by reference in this prospectus supplement and in the accompanying prospectus also contain statements that are based on management's current expectations and beliefs, including estimates and projections about the Company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements. Actual events or results may differ materially from those contemplated by our forward-looking statements for a variety of reasons, including among others:

  •
  the impact that the novel coronavirus, or COVID-19, pandemic may have on our business and the industries in which we and our subsidiaries and investee entities operate;

  •
  the impact that any litigation or regulatory matters could have on our business, financial condition, results of operations, and cash flows;

  •
  the possibility that we will be unable to generate sufficient cash flow from operations, raise any required additional capital or borrow additional funds, in the case of capital-raising or borrowing on acceptable terms, to successfully conduct our business or pursue our initiatives in a timely manner or at all;

  •
  any increases in the price of importing into the U.S. the types of merchandise we sell in our retail business or other supply chain challenges that limit our access to merchandise we sell in our retail business;

  •
  any difficulties we may encounter as a result of our reliance on third-parties that we do not control for the performance of critical functions material to our business;

  •
  any strategic transactions, restructurings or other changes we may make to our business;

  •
  any downturn in the U.S. housing industry or other changes in U.S. and global economic conditions or U.S. consumer spending, as a result of the COVID-19 pandemic or otherwise;

  •
  our exposure to cyber security risks, risks of data loss and other security breaches;

  •
  any challenges that result in the unavailability of our Website or reduced performance of our transaction systems;

  •
  the possibility that we are unable to protect our proprietary technology and to obtain trademark protection for our marks;

S-iii

  •
  current claims of intellectual property infringement to which we are subject and additional infringement claims to which we may become subject in the future;

  •
  the commercial, competitive, technical, operational, financial, regulatory, legal, reputational, marketing and other obstacles we face in trying to create a profitable business from our blockchain initiatives, including tZERO;

  •
  the extensive regulatory regimes applicable to tZERO and the possibility that various tZERO subsidiaries or ventures do not receive the regulatory approval required to operate their anticipated businesses;

  •
  any losses or issues we may encounter as a consequence of accepting or holding bitcoin or other cryptocurrencies;

  •
  our inability to attract and retain key personnel;

  •
  the possibility that the cost of our current insurance policies may increase significantly or fail to adequately protect us as expected; and

  •
  the risks and other factors set forth in the section entitled "Risk Factors" in this prospectus supplement or in our other public filings.

              Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

              The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein, and may not contain all the information you will need in making in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

 About Overstock.com, Inc.

              We are an online eCommerce business and advocate of blockchain technology. Through our online eCommerce business, we offer a broad range of price-competitive products, including furniture, home decor, bedding and bath, and housewares, among other products. We sell our products and services through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the "Website"). We have included our Website addresses only as inactive textual references and do not intend them to be an active link to our Website or incorporate information from our Website into this prospectus supplement.

              In late 2014, we began working on initiatives to develop and advance blockchain technology. Those initiatives are housed within Medici Ventures, Inc., a Delaware corporation and our wholly owned subsidiary. We are also pursuing initiatives to develop and commercialize financial applications of blockchain technologies through tZERO Group, Inc., a Delaware corporation ("tZERO") and our indirectly-held, majority-owned subsidiary.

              Our company, based near Salt Lake City, Utah, was founded as a Utah limited liability company in 1997, reorganized as a C Corporation in the State of Utah in 1998, and reincorporated in Delaware in 2002. Our principal executive offices are located at, and our mailing address is, 799 W. Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100.

              Our Common Stock trades on The Nasdaq Global Market under the symbol "OSTK".

              O®, Overstock.com®, O.com®, Club O®, and Worldstock® are registered trademarks and service marks of Overstock.com, Inc., and tZERO and tZERO.com are trademarks and service marks of tZERO. Any third party trademarks, service marks, brand names, and trade names referred to in this prospectus and any documents incorporated by reference into the accompanying prospectus are the property of their respective owners and any use thereof in this prospectus does not imply any affiliation with or endorsement of or by such third parties. Solely for convenience, trademarks, service marks, brand names, and trade names referred to in this prospectus supplement may appear with or without the ® or TM symbols, but use (or omission) of such symbols are not intended to limit in any way our rights in and to these trademarks, service marks, brand names, and trade names.

 THE OFFERING

              The summary below describes the principal terms of our common stock. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of Common Stock" for a more detailed description of our common stock.

Issuer:	Overstock.com, Inc.
Shares of common stock offered:	2,100,000 shares (2,415,000 shares if the underwriters exercise their option to purchase additional shares in full).
Shares to be outstanding immediately after this offering:	42,480,363 shares (42,795,363 shares if the underwriters exercise their option to purchase additional shares in full.)(1)
Underwriters' option:

We have granted the underwriters an option to purchase from us within 30 days after the date of this prospectus supplement up to an additional 315,000 shares of our common stock at the public offering price less the underwriting discount.

Use of proceeds:

We estimate that the net proceeds from this offering will be approximately $167.9 million (or approximately $193.2 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. See "Use of Proceeds" on page S-9 of this prospectus supplement.

Risk factors:

Investing in our common stock involves significant risks. See "Risk Factors" on page S-3 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol:	"OSTK"

(1)
The number of shares of our common stock to be outstanding after this offering, assuming no other changes to the number of shares outstanding, is based on 40,380,363 shares of common stock outstanding as of July 31, 2020. It excludes, as of such date, approximately 743,408 shares of our common stock that may be issued upon the vesting of outstanding RSUs as well as approximately 1,922,240 shares of our common stock that remain available for future equity grants under our equity incentive plan. It excludes 4,203,576 shares of our Digital Voting Series A-1 Preferred Stock and 356,713 shares of our Voting Series B Preferred Stock, all of which were outstanding as of the date of this prospectus supplement and vote with our common stock and are entitled to participate in dividends and other distributions on substantially the same basis as our common stock, and which have certain preferences over our common stock.

RISK FACTORS

              An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our most recent Annual Report on Form 10-K, all of our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC from time to time, all of which are incorporated by reference in the accompanying prospectus. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

              In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the shares of our common stock.

Risks Related to Our Business

The duration and extent to which the COVID-19 pandemic might impact our results of operations and overall financial performance remains uncertain.

              On March 11, 2020, the World Health Organization ("WHO") characterized COVID-19 as a pandemic. This widespread health crisis has profoundly and adversely affected the world economy, employment levels, and financial markets. The duration and extent of the impact from the COVID-19 pandemic is currently unknown and difficult to predict, but could result in a loss of workforce, including key personnel, due to adverse health effects of the disease, a lack of consumer demand for the services and products we and our subsidiaries offer, and an inability to operate our warehouses or other key locations at full capacity, and could adversely affect our business and financial results.

Our ability to maintain the substantial increase in sales we have experienced since the onset of the COVID-19 pandemic is uncertain.

              We have seen a substantial increase in sales from newly acquired customers and existing customers on our online retail website due in large part to the COVID-19 pandemic, with resulting home confinement mandates from state and local governments and closures of many brick-and-mortar stores. The rapid increase in sales volume resulted in a reduction of certain inventory, shipment delays, and delays in responding to customer service issues with a corresponding reduction in customer satisfaction. The extent to which our increased sales volume will continue or newly acquired customers will convert into repeat customers as home confinement mandates are lifted and brick-and-mortar stores re-open is uncertain. Further, this uncertainty could result in a volatility of our stock price.

New regulations and policies relating to, or arising as a result of, COVID-19 could have a material adverse effect on our business.

              Foreign, state and local governments have enacted certain regulations and policies relating to COVID-19, which include but are not limited to new immigration policies and regulations on pricing and shipment of goods. Various jurisdictions have imposed restrictions on immigration to contain the spread of COVID-19. Immigration policies vary from jurisdiction to jurisdiction but could negatively impact our ability to retain our existing foreign employees or our ability to recruit new talent from foreign jurisdictions. In addition, so called "price gouging" regulations vary from state to state and seek to limit the amount by which a price can be increased for certain items. Similarly, certain regulations have been enacted to restrict or limit the shipment of non-essential items in the wake of COVID-19. It is difficult to predict the impact these and other regulations, including both current and future regulations, relating to, or arising as a result of, COVID-19 might have on us and our subsidiaries. If we are unable to both meet consumer demand and comply with such regulations, our reputation could be damaged and we could be exposed to liabilities, penalties, and fines, which could have a material adverse effect on our business and financial results.

Tariffs, the spread of illness, including COVID-19, or other governmental measures or events that increase the effective price of products or limit our ability to access or deliver products we or our suppliers or fulfillment partners import into the United States or otherwise source could have a material adverse effect on our business.

              We and many of our suppliers and fulfillment partners source a large percentage of the products we offer on our Website from China and other countries. The United States imposed tariffs on goods from China in 2019 which adversely impacted our revenues. If the United States imposes additional tariffs, or if a disease or illness such as COVID-19 spreads and such measures or events directly or indirectly increase the price of imported products sold on our Website, limit the ability for us or our suppliers and fulfillment partners to source products, limit our ability to access products sold on our Website, or limit or interfere with the timely transportation or delivery of products on our Website, the increased prices and/or supply chain challenges could have a material adverse effect on our financial results, business and prospects. Further, the broader global effects of potentially reduced consumer confidence and spending related to COVID-19 could also have a negative effect on our overall business. At this point, the extent to which COVID-19 may impact our business is uncertain.

The spread of COVID-19 could have technology and security consequences and could negatively impact our operations.

              We have facilities located in Washington, New York, Pennsylvania, Kansas, Utah, and Ireland. We also have contractors located in California, India and the Philippines. Our employees and contractors working in these facilities may be at risk for exposure to and for contracting COVID-19. Known cases of COVID-19 have been reported in these regions. The spread of COVID-19 in these locations may result in our employees and contractors being forced to work remotely or missing work if they or a member of their family contract COVID-19. Additional risks are inherent when employees and contractors work remotely, including risks that third-party internet and phone service providers may not provide adequate services for employees and contractors to perform their responsibilities, risks that hardware, software, or other technological problems or failures could prevent employees or contractors from performing their responsibilities and could take an excessive amount of time to resolve and risks that employees and contractors may not be trained as effectively or monitored as closely from remote locations, creating greater risks for the security of confidential information. Any such occurrences could have a material negative impact on the business. The extent to which COVID-19 may impact our business remains uncertain.

We may be required to recognize impairments losses or allowances for bad debt relating to our equity interests in or creditor relationships with startup businesses.

              We hold minority interests and promissory notes in several companies that are in the startup or development stages and we may acquire additional minority interests in other entities in the future. Minority interests are inherently risky because we may not have the ability to influence business decisions. Further, these interests are inherently risky because the markets for the technologies or products these companies are developing are typically in the early stages, unproven, and may never materialize. These companies may abandon, modify, or alter their product and service mix and overall strategy whether due to COVID-19 or otherwise. Additionally, since these interests are in companies that are in the early startup or development stages, even if their technology or products are viable, they may not be able to obtain the capital or resources necessary to successfully bring their technology or products to market. Furthermore, the economic impact of the COVID-19 pandemic may limit the ability for these entities to raise capital in the future. Furthermore, we have no assurance that the technology or products of companies we have funded would be successful, even if they were brought to market. We have previously recognized impairment losses or made allowances for bad debt related to these equity interests and may in the future recognize additional impairment losses or make allowances for bad debt related to these interests. Any such impairment losses or allowances for bad debt could be material and could have a material adverse effect on our financial results and business.

We depend on third-party companies to perform functions critical to our business, and any failure or increased cost on their part could have a material adverse effect on our business.

              We depend on third-party companies, including third-party carriers and a large number of independent fulfillment partners whose products we offer for sale on our Website, to perform functions critical to our ability to deliver products and services to our customers on time and at a reasonable cost. We depend on our carriers and fulfillment partners to perform traditional retail operations such as maintaining inventory, preparing merchandise for shipment to our customers and delivering purchased merchandise on a timely and cost-effective basis. We also depend on the delivery and product assembly services that we and they utilize, on the payment processors that facilitate our customers' payments for their purchases, and on other third parties over which we have no control, for the operation of our business. Difficulties with any of our significant fulfillment partners or third-party carriers, delivery or product assembly services, payment processors or other third parties involved in our business, regardless of the reason, could have a material adverse effect on our financial results, business and prospects.

tZERO may be adversely affected as a result of the COVID-19 pandemic.

              The potential negative impacts of COVID-19 and its related political and economic responses on tZERO may include increased stress on tZERO's broker-dealer subsidiaries' and tZERO Crypto's technology due to increased trading volatility and volume which they have and are expected to continue to experience and increases in attempted cyber-attacks or a decrease in worker productivity as a result of remote work. Further, the global economic impacts of COVID-19 could also negatively affect tZERO's business. Such impacts may include a reduced willingness by potential securities issuers to pursue capital raising transactions or seek secondary liquidity for existing capital (thereby reducing tZERO's ability to commercialize the tZERO Technology Stack), shift in attention by regulators and other market participants from regulatory innovation initiatives, decreased interest by third-party broker-dealers in subscribing to the tZERO ATS or a decline in investor appetite or available capital for trading in securities, including securities that use the tZERO Technology Stack and trade on the tZERO ATS, or bearer digital assets such as cryptocurrencies.

              Additionally, certain tZERO management and employees have, and in the future others may, contract COVID-19. This may contribute to a disruption in tZERO's ordinary business activities and slow development of tZERO's products and technology and may be particularly pronounced in the event of the death or extended incapacity of any officer or employee performing a key function.

              At this point, while the COVID-19 pandemic may have an adverse impact on tZERO's operations, the extent, duration and nature of such impacts remain uncertain.

There can be no assurance that BSTX will receive the regulatory approval it requires to operate.

              tZERO and BOX Digital have entered into a joint venture intended to develop a national securities exchange facility of BOX Exchange LLC ("BSTX") that would facilitate the trading of a type of digital security called a security token that would utilize the tZERO Technology Stack. The SEC published proposed rule changes related to BSTX on October 11, 2019, soliciting public comments thereon. The SEC extended the review period on November 29, 2019 to January 16, 2020, BOX Exchange LLC filed an amendment to the proposal on December 26, 2019, and the SEC again extended the review period on January 16, 2020 to April 15, 2020. A subsequent amendment was filed by BOX Exchange LLC on February 19, 2020, after which the SEC extended the review period on April 14, 2020 until June 14, 2020. To allow for further review by the SEC, BOX Exchange LLC withdrew and resubmitted the proposed rule changes on May 12, 2020. The SEC extended the review period for the proposed rule changes on July 16, 2020 to August 30, 2020.

              The application of federal securities law and other bodies of law to assets enhanced by blockchain technology is subject to significant uncertainty and likely to rapidly evolve as government agencies take greater interest in them. As a result, there may be a delay in the receipt of the regulatory approvals BSTX requires to operate, if they are received at all. In the event BSTX is not able to receive the regulatory approvals it requires to begin operations or there is significant delay in BSTX's receipt of such approvals, it may be forced to revise its anticipated operations. Any such revision could have a material adverse effect on tZERO's operations and financial condition and a material adverse effect on us.

Risks related to software developed by our Medici businesses could contain flaws or vulnerabilities and expose us or Medici Ventures' customers to cyber security risks and risks of data loss, other security breaches, or damages that could negatively impact our business.

              Our Medici businesses offer certain products and services, which include the development and sale of certain software products which could contain flaws or vulnerabilities that could present cyber security-related risks, data loss, other security breaches, or damages to our own business or our customers. Any flaws or vulnerabilities in the software developed by our Medici businesses and any data breaches, cyber security breaches, malfunctions, or errors could result in a loss of opportunity, damages, or an improper or illegal use of ours or our customer's data and could expose our business to a risk of loss and could result in claims, fines, penalties, and litigation. Any flaw, vulnerability, or compromise of our Medici business software or security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to reputation, and a loss of confidence in our business, any of which could have a material adverse effect on our financial results and business.

Risks Related to This Offering

Our stock price and trading volume may be volatile, which could affect the price at our common stock may be sold and result in rapid and substantial losses to our shareholders.

              The market price for our common stock has been, and may continue to be, volatile. From March 18, 2020 through the date of this prospectus supplement, the market price of our common stock has fluctuated from a high of $112.62 per share to a low of $2.53 per share. In addition, the trading volume in our common stock has fluctuated and may continue to fluctuate, resulting in significant price variations.

              Our common stock trading price could be negatively affected our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects, in particular due to the potential adverse effect of the ongoing public health crisis of the COVID-19 pandemic on our financial condition, results of operations, cash flows and performance, the online retail market and the global economy and financial markets. Although we have recently seen a substantial increase in sales from newly acquired customers and existing customers on our online retail website due in large part to the COVID-19 pandemic, which has in turn had a positive effect on our common stock price, our ability to maintain the substantial increase in sales we have experienced since the onset of the COVID-19 pandemic could cause our stock price to decline from its current levels.

              In addition to the foregoing, some of the other factors that could negatively affect the share price or result in fluctuations in the price or trading volume of our common stock include:

  •
  our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

  •
  changes in market valuations of similar companies;

  •
  equity issuances by us, or share resales by our significant stockholders, or the perception that such issuances or resales may occur;

  •
  significant fluctuations in our operating results in part because of seasonal fluctuations in traditional retail patterns;

  •
  short-selling activities involving our common stock;

  •
  changes in governmental policies, regulations or laws, in particular related to our regulated subsidiaries operating within our blockchain businesses;

  •
  lack of significant coverage by securities analysts;

  •
  the prices of cryptocurrencies, particularly Bitcoin, despite our disclosures that we generally hold very little Bitcoin, and by perceptions regarding the business prospects of blockchain technology generally;

  •
  speculation in the press or investment community or negative press in general, in particular related to:

  –
  disclosures or announcements we have made in the past about our exploration of strategic initiatives, and speculation regarding our plan in regard to pursuing or not pursuing such actions;

  –
  the cryptocurrency industry or our blockchain initiatives;

  •
  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  additions to or departures of our senior management team;

  •
  the realization of any of the other risk factors presented in, or incorporated by reference into, this prospectus supplement and accompanying prospectus;

  •
  price and volume fluctuations in the stock market generally; and

  •
  market and economic conditions generally, including the current state of the capital markets.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

              The offering price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering.

You may experience future dilution as a result of future equity offerings.

              In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be substantially different from the prices at which we may sell shares in this offering. We may sell shares or other securities in any other offering at prices per share that are less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price or prices per share at which we may sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

              Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.

Future sales of our common may depress our stock price.

              Sales of a substantial number of shares of our common stock, or the perception that these sales may occur (including the shares of common stock in this offering), in the public market or otherwise, by us or by a significant stockholder, could depress the trading price of our common and impair our ability to raise capital through the sale of additional equity securities.

              In addition, we may issue additional shares of our common stock from time to time in the future in amounts that may be significant. The sale of substantial amounts of our common, or the perception that these sales may occur, could adversely affect the trading prices of either or both of these securities.

 USE OF PROCEEDS

              We estimate that the net proceeds from the sale of the shares of our common stock will be approximately $167.9 million, after deducting the underwriting discounts and estimated offering expenses payable by us, or approximately $193.2 million if the underwriters exercise their option to purchase additional shares in full.

              We intend to use the net proceeds from this offering for general corporate purposes.

 DIVIDEND POLICY

              In calendar years 2017, 2018 and 2019, our board of directors has declared and paid a $0.16 annual cash dividend on our shares of our then-outstanding preferred stock. We may continue to pay dividends on our shares of preferred stock in the future. With the exception of the recently distributed stock dividend of shares of our Digital Voting Series A-1 Preferred Stock, par value $0.0001 per share (the "Series A-1 Preferred") to holders of our capital stock, we have not declared or paid any cash or stock dividends on our shares of common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare and pay dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant.

 DESCRIPTION OF COMMON STOCK

              The following information describes our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus supplement forms a part.

General

              Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue such preferred stock in one or more series, with such voting powers, full or limited or none, designations, preferences and relative, participating, optional and other or special rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. As of the date hereof, all 5,000,000 authorized shares of preferred stock have been so designated, with 4,630,000 shares having been designated as Digital Voting Series A-1 Preferred Stock (the "Series A-1 Preferred") and 370,000 shares having been designated as Voting Series B Preferred Stock (the "Series B Preferred" and together with the Series A-1 Preferred, collectively, the "Preferred Stock"). Accordingly, the approval of both our board of directors and our stockholders would be required in order to amend our amended and restated certificate of incorporation to increase the number of authorized shares of preferred stock and to designate and/or issue one or more additional series of preferred stock in the future. Our board of directors may cause us to issue additional shares of our authorized but unissued shares of common stock, except as required by the listing standards of the Nasdaq Global Market.

              The following is a summary of the material provisions of our common stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws, including our amended and restated certificates of designations of our Series A-1 Preferred and of our Series B Preferred (the "Series A-1 Certificate of Designation" and the "Series B Certificate of Designation," respectively) and "Description of Capital Stock" set forth beginning on page 2 of the accompanying prospectus for additional information.

Common Stock

              The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. The election of directors shall be decided by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to matters other than the election of directors, if a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by our amended and restated certificate of incorporation or by our amended and restated bylaws. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

              Subject to any preferential rights of holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of holders of any shares of preferred stock then outstanding.

              Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and the shares of our common stock offered under this prospectus supplement will be fully paid and non-assessable when issued. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our outstanding preferred stock and, subject to the receipt of stockholder approval described below, of any series of preferred stock that we may designate and/or issue in the future.

              As of July 31, 2020, 40,380,363 shares of common stock were outstanding. As of July 31, 2020, we had outstanding restricted stock unit awards covering 743,408 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 1,922,240 shares of common stock for future option and restricted stock unit grants and we had no options outstanding. The restricted stock units generally vest over three-year periods at varying rates and are subject to the holder's continuing service.

Anti-Takeover Effects of Certain Provisions of Delaware Law

              Provisions of Delaware law and of our amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal would outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in terms more favorable to our stockholders.

              We are subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless:

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  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

              In general, Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

              In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

              This summary of the provisions of Section 203 of the DGCL does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the DGCL.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

              Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

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  permit the board of directors to establish the number of directors;

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  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

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  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

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  if holders of our capital stock approved additional authorized shares of preferred stock, authorize the issuance of "blank check" preferred stock that our board of directors could use to implement a stockholder rights plan (also known as a "poison pill");

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  provide that any vacancies on the board of directors shall be filled by the remaining directors;

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  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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  provide that the board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws;

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  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

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  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board of directors, the chief executive officer, or the president; and

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  provide that stockholders are permitted to amend the amended and restated bylaws only with the approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

              In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court located within the state of Delaware (or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the DGCL, the amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

              Our transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

              Our common stock is listed on The Nasdaq Global Market under the trading symbol "OSTK".

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

              The following is a summary of the material U.S. federal income tax considerations related to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a "capital asset" (generally property held for investment) and who purchases the common stock pursuant to this offering. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative rulings, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

              This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, the alternative minimum tax, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

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  banks, insurance companies, or other financial institutions;

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  tax-exempt or governmental organizations;

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  qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

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  dealers in securities;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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  partnerships and other entities treated as pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code;

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  certain former citizens or long-term residents of the United States; and

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  persons that hold our common stock as part of a straddle, conversion transaction or other risk reduction transaction.

              PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S., OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

              For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

              If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their own tax advisors regarding the U.S. federal income tax considerations of the ownership and disposition of our common stock by such partnership.

Distributions

              In the event we make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder's tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See "—Gain on Disposition of Common Stock." Subject to the discussion below of withholding requirements under FATCA (as defined below) and effectively connected dividends, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate of withholding, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

              Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net-income basis at the rates and in the manner generally applicable to United States persons (as defined in the Code). Such effectively connected dividends will not be subject to U.S. tax withholding if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS

Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

              Subject to the discussion below under "—Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

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  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met;

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  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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  our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes, as a result of which such gain would be treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

              A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S.-source capital losses.

              A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined in the Code) unless an applicable income tax treaty provides otherwise. A non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on such effectively connected gain (as adjusted for certain items).

              With respect to the third bullet point above, we believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are or become a USRPHC, as long as our common stock continues to be "regularly traded on an established securities market" (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder's holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, such non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding would apply to the gross proceeds from such disposition.

              Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

              Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

              Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Subject to certain exceptions, information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker.

              Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding may be credited by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

              Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder ("FATCA"), impose a U.S. federal withholding tax of 30% on "withholdable payments," including dividends on our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

              Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. In addition, if a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "Distributions," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our common stock.

              INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

 UNDERWRITING (CONFLICTS OF INTEREST)

              BofA Securities, Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	1,029,375
Credit Suisse Securities (USA) LLC	571,875
Piper Sandler & Co.	166,250
Needham & Company, LLC	133,000
D.A. Davidson & Co.	116,375
Wedbush Securities Inc.	83,125

Total	2,100,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of 2.40825 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$84.50000	$177,450,000.00	$204,067,500.00
Underwriting discount	$4.43625	$9,316,125.00	$10,713,543.75
Proceeds, before expenses, to OSTK	$80.06375	$168,133,875.00	$193,353,956.25

              The expenses of the offering, not including the underwriting discount, are estimated at $200,000 and are payable by us.

Option to Purchase Additional Shares

              We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 315,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

              We, our named executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to the common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

              This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Market Listing

              The shares are listed on the Nasdaq Global Market under the symbol "OSTK."

Price Stabilization, Short Positions

              Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

              In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

              In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  a.
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  b.
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

  c.
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

              provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

              Each person in a Relevant State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

              In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

              The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              For the purposes of this provision, the expression an "offer to the public" in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

              References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

              The above selling restriction is in addition to any other selling restrictions set out below.

              In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

              This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

              The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

              This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

              The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  (c)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (d)
  where no consideration is or will be given for the transfer;

  (e)
  where the transfer is by operation of law; or

  (f)
  as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

              The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

              The validity of the shares of common stock being offered by this prospectus supplement has been passed upon for us by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP , New York, New York.

EXPERTS

              The consolidated financial statements and financial statement schedule II of Overstock.com, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and related amendments.

              The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers as of January 1, 2018 due to the adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC's Internet site at www.sec.gov. In addition, since our securities are listed on The Nasdaq Global Market, you can read our SEC filings at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet at our website at www.overstock.com. All internet addresses provided in this prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement.

              We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under "Information Incorporated by Reference" are also available on our Internet website at www.overstock.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

              The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 13, 2020, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed on March 31, 2020;

  •
  Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, filed on May 7, 2020, and June 30, 2020, filed on August 6, 2020;

  •
  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished" under the SEC's rules, filed on February 19, 2020, February 19, 2020, March 12, 2020, March 13, 2020, March 18, 2020, April 7, 2020, April 10, 2020, April 17, 2020, May 15, 2020, June 15, 2020, June 29, 2020, August 5, 2020 and August 11, 2020; and

  •
  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

              We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

              This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

              We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement. Requests for such documents should be directed to:

Overstock.com, Inc.
799 West Coliseum Way
Midvale, Utah 84047
Attn: Investor Relations
(801) 947-3100

              You may also access the documents incorporated by reference in this prospectus supplement through our website at www.overstock.com. No information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Units

        We may offer and sell the securities listed above, or any combination thereof, from time to time in one or more offerings, at prices and on terms determined at the time of any such offering. In addition, any selling stockholder may offer and sell shares of common stock from time to time.

        Specific terms of the securities offered will be provided in one or more supplements to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the related prospectus supplement and any related free writing prospectus prepared by us or on our behalf carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

        Our common stock is listed on The Nasdaq Global Market under the symbol "OSTK."

        Investing in our securities involves significant risks. See "Risk Factors" on page 1 of this prospectus and in any applicable prospectus supplement or free writing prospectus and in the "Risk Factors" section of our filings with the Securities and Exchange Commission before investing in any securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Using this process, we may offer any combination of securities in one or more offerings, and any selling stockholders may offer common stock in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a free writing prospectus, that will describe the specific terms of the offering. The prospectus supplement and any free writing prospectus may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement and/or free writing prospectus, the information in such prospectus supplement and/or free writing prospectus supersedes the information in this prospectus. Please carefully read this prospectus, the prospectus supplement and any free writing prospectus, in addition to the information contained in the documents we refer to under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

        We have provided you only the information contained in this prospectus, any accompanying prospectus supplement or free-writing prospectus and the documents we have incorporated by reference in this prospectus issued or authorized by us. We have not authorized anyone to provide you with different information. We do not take responsibility for, or provide assurance as to the reliability of, other information that others may give you. Neither this prospectus nor any prospectus supplement or free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus, and any prospectus supplement and/or free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement and/or free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement and/or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

        As used in this prospectus, "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation, and do not include its consolidated subsidiaries.

ii

ABOUT OVERSTOCK.COM, INC.

        We are an online retailer and advancer of blockchain technology. Through our online retail business, we offer a broad range of price-competitive products, including furniture, home decor, bedding and bath, and housewares, among other products. We sell our products and services through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the "Website"). We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website or incorporate information from our website into this prospectus.

        In late 2014, we began working on initiatives to develop and advance blockchain technology. Those initiatives are housed within Medici Ventures, Inc., our wholly owned subsidiary (referred to collectively as the "Medici Ventures Initiatives"). We are also pursuing initiatives to develop and commercialize financial applications of blockchain technologies through our majority-owned subsidiary tZERO Group, Inc. ("tZERO") (referred to collectively as the "tZero Initiatives").

        We were reincorporated in Delaware in 2002. Our principal executive offices are located at, and our mailing address is, 799 W. Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100.

        Our common stock trades on The Nasdaq Global Market under the symbol "OSTK".

        O®, Overstock.com®, O.com®, Club O®, Main Street Revolution®, and Worldstock® are registered trademarks and service marks of Overstock.com, Inc., and tZERO and tZERO.com are trademarks and service marks of tZERO. Any third party trademarks, service marks, brand names, and trade names referred to in this prospectus and any documents incorporated by reference into this prospectus are the property of their respective owners and any use thereof in this prospectus does not imply any affiliation with or endorsement of or by such third parties. Solely for convenience, trademarks, service marks, brand names, and trade names referred to in this prospectus supplement may appear with or without the ® or TM symbols, but use (or omission) of such symbols are not intended to limit in any way our rights in and to these trademarks, service marks, brand names, and trade names.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement and/or free writing prospectus. You should also consider the risks, uncertainties and assumptions discussed in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC that are incorporated herein by reference. These reports may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement and/or free writing prospectus related to a particular offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See "Information Incorporated by Reference" and "Forward-Looking Statements."

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and/or free writing prospectus and the information incorporated by reference in this prospectus and any prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend,"

"estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement and/or free writing prospectus and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement and/or free writing prospectus accompanying this prospectus, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, funding the repayment or redemption of outstanding debt, dividend payments, share repurchases, investments in or extensions of credit to our subsidiaries, other corporate expenses, acquisitions of complementary products, technologies or businesses and to pursue our tZERO Initiatives and Medici Ventures Initiatives. The prospectus supplement and/or any free writing prospectus with respect to an offering of securities may identify different or additional uses of proceeds for that offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement and/or any free writing prospectus relating to an offering, our management will have broad discretion to allocate the net proceeds of the offering. Except as otherwise stated in any prospectus supplement and/or any free writing prospectus relating to an offering, pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade instruments, demand deposit bank accounts, U.S. Treasuries or other short term cash equivalents.

        We will not receive any of the proceeds of the sale by any selling stockholder of any securities covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

        We may offer from time to time, in one or more offerings, shares of our common stock and preferred stock as described herein. The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Under our amended and restated certificate of incorporation, our board of directors is authorized to issue such preferred stock in one or more series, with such voting powers, full or limited or none, designations, preferences and relative, participating, optional and other or special rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. As of the date hereof, all 5,000,000 authorized shares of preferred stock have been so designated, with 4,630,000 shares having been designated as Digital Voting Series A-1 Preferred Stock (the "Series A-1 Preferred") and 370,000 shares having been designated as Voting Series B Preferred Stock (the "Series B Preferred"). Accordingly, the approval of both our board of directors and our stockholders would be required in order to amend our amended and restated certificate of incorporation to increase the number of authorized shares of preferred stock and to designate and/or issue one or more additional series of preferred stock in the future. Our board of directors may cause us to issue additional shares of our authorized but unissued shares of common stock, except as required by the listing standards of the Nasdaq Global Market. Our capacity to issue additional shares of common stock, Series A-1 Preferred and Series B Preferred is described below under "—Common Stock" and "—Preferred Stock" below.

        The following is a summary of the material provisions of our common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws, including our amended and restated certificates of designations of our Series A-1 Preferred and of our Series B Preferred (the "Series A-1 Certificate of Designation" and the "Series B Certificate of Designation," respectively).

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. The election of directors shall be decided by a plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to matters other than the election of directors, if a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by our amended and restated certificate of incorporation or by our amended and restated bylaws. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of holders of any shares of preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable and the shares of our common stock offered under this registration statement will be fully paid and non-assessable when issued. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our outstanding preferred stock and, subject to the receipt of stockholder approval described below, of any series of preferred stock that we may designate and/or issue in the future.

        As of June 25, 2020, 40,379,327 shares of common stock were outstanding. As of June 25, 2020, we had outstanding restricted stock unit awards covering 741,441 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 1,925,740 shares of common stock for future option and restricted stock unit grants and we had no options outstanding. The restricted stock units generally vest over three year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        All authorized shares of preferred stock have been designated to either Series A-1 Preferred or Series B Preferred. The following description of our preferred stock is qualified in its entirety by reference to our amended and restated certificate of incorporation, the Series A-1 Certificate of Designation and the Series B Certificate of Designation. Stockholder approval to amend our amended and restated certificate of incorporation would be required to increase the number of authorized shares of preferred stock, and to designate and/or issue one or more additional series of preferred stock in the future. If approved, the effects of issuing preferred stock could include one or more of the following:

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  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; or

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  delaying or preventing changes in control or management of our company.

Our Authorized Series A-1 Preferred

        As of the date hereof, 4,630,000 shares of the Company's preferred stock have been designated as Series A-1 Preferred. As of June 25, 2020, 4,203,576 shares of Series A-1 Preferred were issued and outstanding.

        All of the outstanding shares of the Series A-1 Preferred have been fully paid and are non-assessable and the shares of our Series A-1 Preferred offered under this registration statement will be fully paid and non-assessable when issued. Holders of Series A-1 Preferred have no preemptive or preferential or other rights to purchase or subscribe for any of the Company's stock, obligations, warrants or other securities.

  Rank

        Shares of the Series A-1 Preferred rank equally with the Series B Preferred, senior to our common stock with respect to dividends and equal to our common stock with respect to the distribution of our assets upon the liquidation, dissolution and winding up of the Company. In addition, the Series A-1 Preferred and the Series B Preferred, with respect to rights upon our liquidation, winding up or dissolution, are structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

  Dividends

        Holders of Series A-1 Preferred are entitled to an annual cash dividend equal to $0.16 per share, in preference to any dividend payment to the holders of our common stock, out of funds of the Company legally available for payment of dividends and subject to declaration by our board of directors. However, there is no assurance of any payment of any dividends on the Series A-1 Preferred. We have no obligation to pay any dividends to the holders of Series A-1 Preferred unless (and only to the extent that) our board of directors approves and declares dividend payments to the holders of Series A-1 Preferred or we pay a dividend to the holders of our common stock. Dividends on the Series A-1 Preferred are cumulative. If declared, dividends are paid to holders of record on a date selected by our board of directors in its sole discretion. Dividends not paid accumulate annually on December 15 of each year, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of dividends and whether or not dividends are declared on the Series A-1 Preferred, and are entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series A-1 Preferred and the Series B Preferred are paid equally with one another.

        In addition to its preferential dividend rights, the Series A-1 Preferred is also entitled to participate in any dividend paid to the holders of our common stock, subject to the limitations set forth in the Series A-1 Certificate of Designation. If the record date for any dividend to the holders of our common stock occurs while shares of Series A-1 Preferred are outstanding, the holders of Series A-1 Preferred outstanding on the record date are entitled to the same amount per share of Series A-1 Preferred as is paid per share of common stock.

  Redemption

        The Series A-1 Preferred is not subject to redemption at our option.

  No Conversion or Exchange Rights; Potential Conversion of Series A-1 Preferred

        Holders of the Series A-1 Preferred do not have any right to convert their shares into any other security or to exchange their shares for any other security, including our common stock. However, the Series A-1 Certificate of Designation grants us the right to cause the conversion of the outstanding shares of Series A-1 Preferred into shares of Series B Preferred at any time. Currently, there are 370,000 authorized shares of Series B Preferred, which is not enough authorized shares of Series B Preferred to permit conversion of the Series A-1 Preferred into Series B Preferred. However, our board of directors could seek stockholder approval to increase the authorized number of shares of preferred stock in an amount that would permit our board of directors to increase the authorized number of shares of Series B Preferred to permit conversion of the Series A-1 Preferred into Series B Preferred, and then we would have the ability to exercise our conversion right. In any such conversion, each outstanding share of Series A-1 Preferred would be converted into one share of Series B Preferred. If there is a dividend arrearage on the Series A-1 Preferred and there is not an equal per share dividend arrearage on the Series B Preferred, we will make such dividend payment on the Series A-1 Preferred or on the Series B Preferred as may be necessary in order to equalize such per share difference in such dividend arrearages prior to effecting any such conversion. Subject to such per share dividend arrearage equalization, if there is a dividend arrearage on the Series A-1 Preferred at the time of any conversion of the Series A-1 Preferred into Series B Preferred, the shares of Series B Preferred issued upon the conversion shall be deemed to be subject to the same dividend arrearage as all other then outstanding shares of Series B Preferred.

        If we were to cause the conversion of the outstanding shares of Series A-1 Preferred into shares of Series B Preferred at a time when the Series B Preferred were trading at a price lower than the trading price of the Series A-1 Preferred, holders of the Series A-1 Preferred would likely experience an immediate and potentially material decrease in the market value of the Series A-1 Preferred shares they hold and of the Series B Preferred shares they would receive upon the conversion.

  No Liquidation Preference

        In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed equally among the holders of common stock, the holders of Series A-1 Preferred and the holders of Series B Preferred, with each share of Series A-1 Preferred and each share of Series B Preferred being treated as though it were a share of our common stock. Neither holders of Series A-1 Preferred nor holders of Series B Preferred will have any preference over the holders of our common stock on any liquidation, dissolution or winding up of the Company. The holders of Series A-1 Preferred will rank equally with the holders of Series B Preferred.

  Voting Rights

        The holders of shares of Series A-1 Preferred vote together with the shares of common stock and the shares of Series B Preferred (and not as a separate class), except as required by law or the Series A-1 Certificate of Designation. Each Series A-1 Preferred holder is entitled to one vote for each share of Series A-1 Preferred held on the record date for a vote. If an amendment requiring stockholder approval is proposed to our amended and restated certificate of incorporation, the holders of the Series A-1 Preferred and the holders of the Series B Preferred vote together with the holders of the common stock as a single class, but neither the holders of the Series A-1 Preferred nor the holders of the Series B Preferred is entitled to a class vote on the amendment, unless the proposed amendment would increase or decrease the number of shares of Series A-1 Preferred or Series B Preferred, respectively, or adversely affect the special rights, preferences, privileges and voting powers of the Series A-1 Preferred or Series B Preferred, respectively. The holders of the Series A-1 Preferred and the Series B Preferred, voting together as a class, are also entitled to vote on an amendment to our amended and restated certificate of incorporation increasing or decreasing the authorized number of shares of preferred stock.

  Treatment in Merger

        If the Company is party to any merger or consolidation in which common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will use all commercially reasonable efforts to make provision so that each outstanding share of Series A-1 Preferred shall be treated as if such share were an additional outstanding share of common stock in connection with any such transaction. No assurance can be given, however, that the Company's efforts will be successful. Further, the Company could be involved in transactions other than a merger or consolidation, such as a tender offer by the Company or a third party, in which common stock might be changed into or exchanged for stock or other securities of another person (or the Company) or cash or any other property (or a right to receive the foregoing) in which the outstanding shares of Series A-1 Preferred would not be treated as if such shares were additional outstanding shares of common stock.

  Limited Anti-dilution Adjustments; No Price Protection

        The Series A-1 Preferred will not be adjusted and no additional shares of Series A-1 Preferred will be issued solely as a result of any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro rata adjustment to the Series A-1 Preferred if we effect any stock dividend, stock split or combination of our common stock.

  No Sinking Fund

        There is no sinking fund for the Series A-1 Preferred.

  Transfer Restrictions

        The Series A-1 Preferred cannot be sold except through an alternative trading system operated by tZERO ATS, LLC, our majority owned subsidiary and a broker-dealer registered with the SEC; provided, however, that our board of directors may change, at any time and for any reason, the alternative trading system, trading market or other trading venue on which the Series A-1 Preferred may be sold and may approve other or additional alternative trading systems, trading markets or other trading venues on which the Series A-1 Preferred may be sold. The Series A-1 Certificate of Designation defines "sold" to mean any transaction that constitutes a "sale" for purposes of the Securities Act, from time to time, other than (i) any transfer of shares of Series A-1 Preferred pursuant to a divorce decree or order or (ii) any other transaction or classes of transactions approved by our board of directors. Further, these restrictions do not prohibit either The Depository Trust Company ("DTC") or Cede & Co., as DTC's nominee, from recording on its books and records any transfer of shares of the Series A-1 Preferred through the systems of, and in accordance with the rules of, DTC. The reflection of any transaction on the books and records of DTC or Cede & Co. shall not in any way relieve any DTC participant (or any person who may hold shares of Series A-1 Preferred through a DTC participant) from complying with the transfer restrictions in the Series A-1 Certificate of Designation.

  Our Authorized Series B Preferred

        As of the date hereof, 370,000 shares of the Company's preferred stock have been designated as Series B Preferred. As of June 25, 2020, 356,713 shares of Series B Preferred were outstanding.

        All outstanding shares of Series B Preferred have been fully paid and are non-assessable and the shares of our Series B Preferred offered under this registration statement will be fully paid and non-assessable when issued. Holders of Series B Preferred have no preemptive or preferential or other rights to purchase or subscribe for any of the Company's stock, obligations, warrants or other securities.

  Rank

        Shares of the Series B Preferred rank equally with the Series A-1 Preferred, senior to our common stock with respect to dividends and equal to our common stock with respect to the distribution of our assets upon the liquidation, dissolution and winding up of the Company. In addition, the Series B Preferred and the Series A-1 Preferred, with respect to rights upon our liquidation, winding up or dissolution, are structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

  Dividends

        Holders of Series B Preferred are entitled to an annual cash dividend at the annual rate of 1% multiplied by $15.68, in preference to any dividend payment to the holders of our common stock, out of funds of the Company legally available for payment of dividends and subject to declaration by our board of directors. However, there is no assurance of any payment of any dividends on the Series B Preferred. We have no obligation to pay any dividends to the holders of Series B Preferred unless (and only to the extent that) our board of directors approves and declares dividend payments to the holders of Series B Preferred or we pay a dividend to the holders of our common stock. Dividends on the

Series B Preferred are cumulative. If declared, dividends are paid to holders of record on a date selected by our board of directors in its sole discretion. Dividends not paid accumulate annually on December 15 of each year, whether or not the Company has earnings or profits and whether or not there are funds legally available for the payment of dividends, and are entitled to be paid prior to any dividend to the holders of our common stock. Dividends on the Series B Preferred and the Series A-1 Preferred are paid equally with one another.

        In addition to its preferential dividend rights, the Series B Preferred is also entitled to participate in any dividend paid to the holders of our common stock, subject to the limitations set forth in Series B Certificate of Designation. If the record date for any dividend to the holders of our common stock occurs while shares of Series B Preferred are outstanding, the holders of Series B Preferred outstanding on the record date are entitled to the same amount per share of Series B Preferred as is paid per share of common stock.

  Redemption

        The Series B Preferred is not subject to redemption at our option.

  No Conversion

        Holders of the Series B Preferred will not have any right to convert their shares into any other security or to exchange their shares for any other security, including our common stock.

  No Liquidation Preference

        In the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to stockholders after payment of all liabilities of the Company will be distributed equally among the holders of common stock, the holders of Series B Preferred and the holders of Series A-1 Preferred, with each share of Series B Preferred and each share of Series A-1 Preferred being treated as though it were a share of our common stock. Neither holders of Series B Preferred nor holders of Series A-1 Preferred will have any preference over the holders of our common stock on any liquidation, dissolution or winding up of the Company. The holders of Series A-1 Preferred rank equally with the holders of Series B Preferred.

  Voting Rights

        The holders of shares of Series B Preferred vote together with the shares of common stock and the shares of Series A-1 Preferred (and not as a separate class), except as required by law or the Series B Certificate of Designation. Each Series B Preferred holder is entitled to one vote for each share of Series B Preferred held on the record date for a vote. If an amendment requiring stockholder approval is proposed to our amended and restated certificate of incorporation, the holders of the Series B Preferred and the holders of the Series A-1 Preferred vote together with the holders of the common stock as a single class, but neither the holders of the Series A-1 Preferred nor the holders of the Series B Preferred is entitled to a class vote on the amendment, unless the proposed amendment would increase or decrease the number of shares of Series B Preferred or Series A-1 Preferred, respectively, or adversely affect the special rights, preferences, privileges and voting powers of the Series A-1 Preferred or Series B Preferred, respectively. The holders of the Series B Preferred and the Series A-1 Preferred, voting together as a class, are also entitled to vote on an amendment to our amended and restated certificate of incorporation increasing or decreasing the authorized number of shares of preferred stock.

  Treatment in Merger

        If the Company is party to any merger or consolidation in which common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), the Company will use all commercially reasonable efforts to make provision so that each outstanding share of Series B Preferred shall be treated as if such share were an additional outstanding share of common stock in connection with any such transaction. No assurance can be given, however, that the Company's efforts will be successful. Further, the Company could be involved in transactions other than a merger or consolidation, such as a tender offer by the Company or a third party, in which common stock might be changed into or exchanged for stock or other securities of another person (or the Company) or cash or any other property (or a right to receive the foregoing) in which the outstanding shares of Series B Preferred would not be treated as if such shares were additional outstanding shares of common stock.

  Limited Anti-dilution Adjustments; No Price Protection

        The Series B Preferred will not be adjusted and no additional shares of Series B Preferred will be issued solely as a result of any future change to or affecting our common stock, except that we will use reasonable efforts to make a corresponding pro rata adjustment to the Series B Preferred if we effect any stock dividend, stock split or combination of our common stock.

  No Sinking Fund

        There is no sinking fund for the Series B Preferred.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal would outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in terms more favorable to our stockholders.

        We are subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless:

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  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

        This summary of the provisions of Section 203 of the DGCL does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the DGCL.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

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  permit the board of directors to establish the number of directors;

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  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

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  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

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  If holders of our capital stock approved additional authorized shares of preferred stock, authorize the issuance of "blank check" preferred stock that our board of directors could use to implement a stockholder rights plan (also known as a "poison pill");

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  provide that any vacancies on the board of directors shall be filled by the remaining directors;

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  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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  provide that the board of directors is expressly authorized to make, alter or repeal our amended and restated bylaws;

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  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

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  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board of directors, the chief executive officer, or the president; and

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  provide that stockholders are permitted to amend the amended and restated bylaws only with the approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

        In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court located within the state of Delaware (or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the DGCL, the amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock, Series A-1 Preferred and Series B Preferred is Computershare Trust Company, N.A. Its address is 150 Royall Street, Canton, MA 02021.

Listing

        Our common stock is listed on the Nasdaq Global Market under the trading symbol "OSTK." The Series A-1 Preferred and Series B Preferred are not listed on any national market or other recognized securities exchange or any automated dealer quotation system or other recognized trading market.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock, assuming that we have sufficient designated but unissued shares of preferred stock available under our amended and restated certificate of incorporation. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designations that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

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  the initial deposit of the preferred stock;

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  the initial issuance of the depositary shares;

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  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants, as such, will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders.

DESCRIPTION OF THE DEBT SECURITIES

        We may offer from time to time, in one or more offerings, our debt securities as described herein. The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words "we," "us," or "our" refer only to Overstock.com, Inc. and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who will be entitled to receive interest, if other than the record holder on the record date;

  •
  the date or dates the principal will be payable;

  •
  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place where payments may be made;

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities will be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities will be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  any special tax provisions that apply to the debt securities;

  •
  with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

  •
  any and all additional, eliminated or changed terms that will apply to the debt securities; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

        However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default has occurred and is continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  •
  we fail to pay principal or the redemption price of or any premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above occurs, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        Notwithstanding the foregoing, we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and will be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. If we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        If we elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  evidencing the succession of another person to Overstock.com, Inc., or successive successions, and the assumption by any such successor of the covenants of Overstock.com, Inc. in the indentures in compliance with Article 8 of the indentures;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the debt securities;

  •
  adding to, changing or eliminating any of the provisions of the indentures or more series of debt securities, provided that any such addition, change or elimination (A) will neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) will become effective only when there is no such debt security outstanding;

  •
  securing the debt securities;

  •
  providing for a successor trustee or additional trustees;

  •
  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

  •
  curing any ambiguity, defect or inconsistency; provided that such action does not adversely affect the interest of the holders in any material respect;

  •
  permitting or facilitating the defeasance and discharge of the debt securities;

  •
  making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

  •
  complying with requirements of the SEC in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act.

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

  •
  reduce the principal, premium, if any, or interest rate on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed with the trustee within 15 days after the same are filed with the SEC; however, documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with or furnished to the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

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  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

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  in case of a payment default, when the default is cured or waived or ceases to exist, and

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  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness will be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

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  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

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  all of our obligations for money borrowed;

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  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

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  our obligations:

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  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

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    as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

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  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

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  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt does not include:

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  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it will not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

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  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more classes of securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The summary of terms of the units contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of units. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances the securities composing the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

        We and any selling stockholder (including any selling stockholder's transferees, assignees or other successors-in-interest) may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information to the extent applicable:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock or preferred stock through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We and the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Sales through agents may be made in at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act or otherwise. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or any selling stockholder. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable efforts to solicit purchases for the period of its appointment.

        We and the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, any selling stockholder, or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

        Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Bryan Cave Leighton Paisner LLP. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

        The consolidated financial statements and financial statement schedule II of Overstock.com, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and related amendments.

        The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers as of January 1, 2018 due to the adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC's Internet site at www.sec.gov. In addition, since our securities are listed on The Nasdaq Global Market, you can read our SEC filings at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet at our website at www.overstock.com. All internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. The registration statement and the documents referred to below under "Information Incorporated by Reference" are also available on our Internet website at www.overstock.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement and/or free writing prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 13, 2020, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed on March 31, 2020;

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  Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed on May 7, 2020;

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  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished" under the SEC's rules, filed on February 19, 2020, February 19, 2020, March 12, 2020, March 13, 2020, March 18, 2020, April 7, 2020, April 10, 2020, April 17, 2020, May 15, 2020 and June 15, 2020; and

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  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
799 West Coliseum Way
Midvale, Utah 84047
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. No information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

2,100,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities
Credit Suisse
Piper Sandler
Needham & Company
D.A. Davidson & Co.
Wedbush Securities

August 11, 2020